Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 18, 2025, relating to the consolidated financial statements of Cerebras Systems Inc. (the Company), which is included in the Company’s Registration Statement on Form S-1 (No. 333-295145).
/s/ BDO USA, P.C.
San Jose, California
May 14, 2026